Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2009
THIRD QUARTER AND NINE MONTH RESULTS
________________________________________________________________

HAUPPAUGE, NY – August 14, 2009 - Hauppauge Digital, Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the third fiscal quarter and nine month period ended  June  30, 2009.

THIRD QUARTER RESULTS

Net sales were $13.1 million for the third quarter of fiscal 2009, a decline of approximately 33% from the $19.4 million reported for the previous year’s third quarter.

The Company incurred a net loss of  $1,887,382 for the third fiscal quarter ended June 30, 2009, compared to  a net  loss of $1,117,563 for the third fiscal quarter ended June 30, 2008.  Net loss per share for the third fiscal quarter ended June 30, 2009 was $0.19 on a basic and diluted basis, compared to a net loss per share of $0.11  on a basic and diluted basis  for the third fiscal quarter ended June 30, 2008.

NINE MONTH RESULTS

Net sales were $43.1 million for the nine months ended  June 30, 2009 compared to $74  million for the nine months ended June 30, 2008, a decrease of approximately 42%.

The Company incurred a net loss of  $5,591,765 for the nine months ended  June 30, 2009, compared to net loss of  $179,653  for the nine months ended June 30, 2008.  Net loss per share for the nine months ended  June 30, 2009 was $0.56 on a basic and diluted basis, compared to net loss  per share of $0.02  on a basic and diluted basis  for the nine months ended  June 30, 2008.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer stated  “Our WinTV and PCTV products are sold primarily through the retail computer products sales channel, which has been a challenged market from the onset of the current economic recession. Though we are disappointed in the drop in sales this quarter compared with fiscal 2008, we are encouraged by some trends we are seeing in the market.

The sales declines we have seen in the North American market over the last six quarters seem to be stabilizing.  Though it is always difficult to forecast a bottom, we are seeing trends in the U.S. market which seem to indicate that our North American sales may start to increase as we move into the holiday selling season.  In Europe, though we remain challenged in key markets such as the UK and Germany, the U.S. dollar has declined against the euro and therefore has been a boost to our profit margins. But it’s too early to tell when the trend will move upward on sales in Europe.

Later on this year, Microsoft expects to launch its new consumer operating system, Windows 7. We look forward to Windows 7 as it gives live TV, enabled by our WinTV and PCTV products, a prominent spot in the Windows 7 Media Center application. Most of our new product development efforts over the last twelve months have been aimed at Windows 7.

With the expense reductions we have made over the past 18 months, and the continuing push in new product development we are making in our three R&D facilities, we believe Hauppauge is well positioned in both sales channels and our product pipeline to take advantage of the new opportunities created by the global economy as it recovers and the expected introduction of Windows 7.

On a personal note, we are sorry to report the passing of our friend and Board member, Neal Page. We have worked with Neal as a customer, an advisor to the Company and, in the past six years, as a Board member. Neal’s understanding and keen analysis of the PC video market will be missed.”

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan, California and Engineering offices in Taiwan and Braunschweig Germany.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this press release may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to our Form 10-K for the year ended September 30, 2008 and  our Form 10-Q’s  for December 31, 2008,  March 31, 2009 and June 30,2009,  many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

[ Financial Table Follows ]

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended June 30,
	2009 (Unaudited)	2008 (Unaudited)
Net Sales	$13,067,124	$19,415,731
Cost of Sales	9,845,438	15,568,094
Gross Profit	3,221,686	3,847,637

Selling, General and Administrative expenses	3,954,536	3,997,595
Research & Development expenses	1,122,911	966,690
Loss from operations	(1,855,761)	(1,116,648)

Other income (expense) :
Interest income	1,707	11,816
Interest expense	(20,832)	-
Foreign currency	25,532	15,823
Total other income	6,407	27,639
Loss before taxes	(1,849,354)	(1,089,009)
Tax provision	38,028	28,554
Net loss	$(1,887,382)	$(1,117,563)

Net loss per share
Basic	$(0.19)	$(0.11)
Diluted	$(0.19)	$(0.11)

Weighted average shares-basic	10,048,771	10,018,152
Weighted average shares-diluted	10,048,771	10,018,152

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months ended June 30,
	2009 (Unaudited)	2008 (Unaudited)
Net Sales	$43,089,233	$73,975,884
Cost of Sales	34,305,007	58,647,765
Gross Profit	8,784,226	15,328,119

Selling, General and Administrative expenses	11,655,103	12,500,452
Research & Development expenses	3,236,401	2,859,386
Loss from operations	(6,107,278)	(31,719)

Other income (expense) :
Interest income	11,332	28,633
Interest expense	(49,478)	-
Foreign currency	669,209	(16,130)
Total other income	631,063	12,503
Loss before taxes	(5,476,215)	(19,216)
Tax provision	115,550	160,437
Net loss	$(5,591,765)	$(179,653)

Net loss per share
Basic	$(0.56)	$(0.02)
Diluted	$(0.56)	$(0.02)

Weighted average shares-basic	10,042,546	9,951,552
Weighted average shares-diluted	10,042,546	9,951,552

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2009(unaudited)	September 30, 2008
Assets:
Cash and cash equivalents	$9,033,115	$14,191,721
Trade receivables, net of various allowances	7,147,085	6,932,400
Other non trade receivables	3,288,182	2,316,057
Inventories	9,934,266	12,236,166
Deferred tax asset-current	1,133,073	1,133,073
Prepaid expenses and other current assets	1,112,100	1,093,406
Total current assets	31,647,821	37,902,823

Intangible assets, net of amortization	4,884,811	-
Property, plant and equipment, net	818,144	769,288
Security deposits and other non current assets	108,070	102,227
Deferred tax asset-non current	887,611	887,611
Total assets	$38,346,457	$39,661,949

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable	$9,262,165	$10,406,836
Accrued expenses – fees	10,567,740	7,952,244
Accrued expenses – other	3,342,408	2,256,099
Note Payable	1,250,045	-
Income taxes payable	119,854	58,234
Total current liabilities	24,542,212	20,673,413

Stockholders' Equity:
Common stock, $.01 par value; 25,000,000 shares authorized,
10,808,775 and 10,784,717 issued, respectively	108,087	107,847
Additional paid-in capital	17,135,030	16,709,201
Retained earnings	2,346,930	7,938,695
Accumulated other comprehensive loss	(3,381,465)	(3,362,870)
Treasury Stock, at cost, 759,579 shares	(2,404,337)	(2,404,337)
Total stockholders' equity	13,804,245	18,988,536
Total liabilities and stockholders' equity	$38,346,457	$39,661,949

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